EXHIBIT 99.1

June 22, 2016	For more information:
Linda Tasseff
FOR IMMEDIATE RELEASE	Director, Investor Relations
(904) 858-2639
ltasseff@steinmart.com

STEIN MART, INC. ANNOUNCES RESULTS OF ANNUAL MEETING OF SHAREHOLDERS

JACKSONVILLE, FL – Stein Mart, Inc. (NASDAQ: SMRT) today announced the results of its 2016 annual meeting of shareholders which was held yesterday.

Shareholders elected Jay Stein, John H. Williams, Jr., Dawn Robertson, Irwin Cohen, Thomas L. Cole, Timothy Cost, Lisa Galanti, Mitchell W. Legler, Richard L. Sisisky and Burton M. Tansky to the board of directors for one-year terms. Shareholders also approved an advisory resolution on executive compensation for fiscal year 2015, approved an amendment and restatement of, and performance goals under, the Company’s 2001 Omnibus Plan and ratified the appointment of KPMG LLP as the Company’s independent registered certified public accounting firm for the fiscal year ending January 28, 2017.

Stein Mart’s Form 10-K, proxy statement, quarterly reports on Form 10-Q and current reports on Form 8-K are available at http://ir.steinmart.com.

About Stein Mart

Stein Mart stores offer the fashion merchandise, service and presentation of a better department or specialty store, at prices competitive with off-price retail chains. With 283 locations from California to Massachusetts, as well as steinmart.com, Stein Mart’s focused assortment of merchandise features current season, moderate to better fashion apparel for women and men, as well as accessories, shoes and home fashions. For more information, please visit www.steinmart.com.

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Additional information about Stein Mart, Inc. can be found at www.steinmart.com